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             EXHIBIT 23.2: CONSENT OF MICHAEL TROKEY & COMPANY, P.C.
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 20, 2008, on the balance sheets of Sugar Creek Financial Corp. as of March 31, 2008 and 2007, and the related statements of earnings, stockholders' equity and cash flows for the years then ended, in the registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission by Sugar Creek Financial Corp. with respect to the Sugar Creek Financial Corp. 2007 Equity Incentive Plan.


                                      /s/      Michael Trokey & Company, P.C.

St. Louis, Missouri
July 18, 2008